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                                                                      EXHIBIT 11

                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three month period ended March 31, 1998 and 1997.



                                                         Three Months Ended March 31
                                                         ---------------------------
                                                            1998          1997
                                                          --------      --------
Basic net income                                          $238,507      $240,970

Basic earnings on common shares                           $238,507      $240,970
                                                          ========      ========


Weighted average common shares outstanding - basic         576,841       568,000
                                                          ========      ========


Basic earnings per common share                           $    .42      $    .42
                                                          ========      ========

Basic net income per common share                         $    .42      $    .42
                                                          ========      ========


Diluted net income                                        $238,507      $240,970

Diluted earnings on common shares                         $238,507      $240,970
                                                          ========      ========


Weighted average common shares outstanding - diluted       613,422       568,000
                                                          ========      ========


Diluted earnings per common share                         $    .39      $    .42
                                                          ========      ========

Diluted net income per common share                       $    .39      $    .42
                                                          ========      ========


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